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                                                                    Exhibit 10.3

                            NON-COMPETITION AGREEMENT

         Pursuant to an Asset Purchase Agreement executed on even date herewith (the "Asset Purchase Agreement"), Execustay, Inc. ("Execustay"), a Maryland corporation, agreed to purchase substantially all of the assets of Corporate Accommodations, Inc. ("Corporate Accommodations"), a Florida corporation, solely owned by Linda Harper ("Harper"). As a material inducement to Execustay to enter into the Asset Purchase Agreement, Harper agreed to enter into this Non-Competition Agreement pursuant to which certain restrictions are to be placed on Harper's ability to compete with the Business of Execustay (as defined in Section 6 below). This covenant not to compete is given in partial consideration of Execustay's purchase of Corporate Accommodations' assets pursuant to the Asset Purchase Agreement and is independent of any covenant entered into by Harper under any employment agreement with Execustay.

         NOW, THEREFORE, in consideration of the mutual promises of the parties each to the other made in the Asset Purchase Agreement and for other good and valuable consideration acknowledged by each party to have been received from the other, Harper and Execustay agree to certain restrictive covenants as follows:

         1. NON-COMPETITION. Harper agrees that she shall not, at any time for a period of five (5) years after the execution date of this Agreement (the "Restricted Period"), anywhere in Arizona, California, Colorado, Delaware, Florida, Georgia, Maryland, North Carolina, Pennsylvania, South Carolina, Virginia, and Washington, D.C. (all of which areas are currently the locations in which Execustay
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is actively conducting its Business) and, in addition, any other locations in which Execustay conducts its business during the Restricted Period:

         (a) be associated with or engaged in, directly or indirectly, in any capacity whatsoever, whether as a employee, proprietor, director, stockholder, investor, partner, consultant, independent contractor, agent, representative, officer or otherwise, with any business of a similar nature that is competitive with Execustay's Business or with the business of Execustay's affiliated entities, Executive Furniture Center, Inc. and Executive Amenities, Inc. (the "Affiliates"); or

         (b) assist or attempt to assist with respect to the providing of capital needs, borrowing needs or credit needs, in any capacity whatsoever, whether as a lender, guarantor, accommodation party, financier, investor, or otherwise, any person(s) or entity(ies) of any nature or description, who or which shall be engaged in, or intend to be engaged in, a business which is competitive with Execustay's Business or with the business of the Affiliates of Execustay.

         2. NON-SOLICITATION. Harper agrees that she shall not, during the Restricted Period (i) solicit, obtain, service, directly or indirectly, or accept, whether or not solicited by Harper, any business relating to services provided by Execustay or Affiliates of Execustay from any client, customer, or account of Execustay or Affiliates; or (ii) assist any other person, firm, association, partnership, corporation, or other business to solicit, obtain or service any such business from any client, customer, or account of Execustay or Affiliates of Execustay.

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         3. NON-SOLICITATION OF EMPLOYEES. Harper agrees that she shall not, during the Restrictive Period, directly or indirectly, alone or as an employee, proprietor, director, stockholder, investor, partner, consultant, independent contractor, agent, representative, officer or otherwise, induce, cause, persuade, or attempt to do any act or thing which would cause or induce any representative or employee of Execustay or Affiliates to terminate his/her representation of or employment with Execustay or Affiliates or to violate the terms of any agreement between said representative or employee and Execustay or Affiliates.

         4. CONFIDENTIAL INFORMATION. Harper recognizes that she may occupy a position of trust with respect to Business information of a secret or confidential nature which is the property of Execustay and which has been or will be used by or imparted to Harper from time to time ("Confidential Information"). As used herein, "Confidential Information" shall mean information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in businesses similar to that conducted or contemplated by Execustay or Affiliates and which relates to any one or more of the aspects of the present or past Business of Execustay or the Affiliates, including, but not limited to, patents and patent applications, inventions and improvements, whether patentable or not, business development projects, products, product designs and materials for products, internal business policies, processes, techniques, know-how, advertising plans, financial matters, customer and customer lists, leases, and sub-leases. Harper further acknowledges that such Confidential Information includes the information

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which Execustay purchased from Corporate Accommodations pursuant to the Asset
Purchase Agreement for which valuable consideration was paid by Execustay. Harper agrees that she shall not, so long as such Confidential Information remains secret or confidential, use or disclose, directly or indirectly, to any person outside of Execustay any of such Confidential Information without the prior written consent of Execustay.

         5. REASONABLENESS OF RESTRICTION. Harper acknowledges that the covenants and restrictions contained in this Agreement are reasonable as to the time and geographic scope to which Harper's activities are to be restricted. Further, Harper understands said restrictions and agrees to be fully bound with respect thereto. In addition, Harper represents that Corporate Accommodations and she have and will be adequately compensated for providing such restrictive covenants, that Execustay has paid additional consideration for such restrictive covenants pursuant to the Asset Purchase. Agreement, and that such limitations on Harper's activities for the time and the areas designated shall not prevent Harper from earning a reasonable livelihood or engaging in any other businesses during the Restricted Period.

         6. EXECUSTAY'S BUSINESS. For purposes of this Agreement, the term "Execustay's Business" shall mean the business of providing temporary housing to relocated employees, individuals and their families through leasing and sub-leasing commercial rental properties and residential rental properties, appropriately furnishing said properties and providing all amenities with respect thereto,

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including utilities, household goods, health and entertainment facilities and the like. Notwithstanding anything to the contrary in this Agreement, Harper shall be entitled to continue to individually rent out those properties listed in Schedule "A" attached hereto and to keep all rents, profits and income with respect thereto; and such rental activities by Harper shall not be deemed a breach of any of the restrictive covenants set forth in this Agreement.

         7. REMEDIES FOR BREACH OF COVENANT. In the event of a breach or threatened breach by Harper of any of the provisions of this Agreement, it is agreed that Execustay shall be entitled to (a) injunctive relief, in whole or in part and from time to time, as more fully described in Section 8, below, (b) have the Restricted Period extended to allow Execustay an uninterrupted period equal to the full Restricted Period without violation by Harper, and (c) seek actual damages.

         The parties hereto acknowledge and stipulate that it is impossible to determine with any reasonable accuracy the amount of prospective damages to Execustay upon breach of any covenant contained in this Agreement, and that the remedies set forth herein are reasonable based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

         8. INJUNCTIVE RELIEF. Harper acknowledges that remedies at law for any breach or threatened breach of the provisions of this instrument will be inadequate and, accordingly, that Execustay shall, in addition to all other available remedies (including, without limitation, seeking such monetary damages as can be shown to

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have been sustained by reason of such breach), be entitled to injunctive or other equitable relief without being required to post bond or other security of any character, and without having to prove or otherwise establish the inadequacy of available remedies at law for the breach or threatened breach hereof by Harper. Harper further agrees that she shall not plead or otherwise defend any claim of breach or threatened breach hereof on grounds of adequate remedy at law in an action by Execustay against Harper for injunctive relief or for specific performance of any of Harper's obligations pursuant to this Agreement. Such remedies and those remedies set forth in Section 7 shall be cumulative and nonexclusive and shall be in addition to any other remedy to which Execustay be entitled.

         9. GOVERNING LAW; VENUE. This Agreement shall be construed under and in accordance with the laws of the State of Florida. The parties hereto further agree that any action brought to enforce any right or obligation under this Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida.

         10. ATTORNEY'S FEES. In the event either of the parties hereto shall institute any action or proceeding against the other party relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to reimbursement from the other party for its reasonable disbursements incurred in connection therewith, including its reasonable attorney fees incurred in connection therewith.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 1st day of April, 1997.

                                             EXECUSTAY, INC.



                                             By: /s/ Gary Abrahams        (seal)
                                                 -------------------------
                                                 Gary Abrahams, President



                                             /s/ Linda Harper             (seal)
                                             -----------------------------
                                             Linda Harper

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